FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)
350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective October 1, 2013, First Solar, Inc. (the “Company”) and Mary Beth Gustafsson, Executive Vice President, General Counsel and Secretary, mutually agreed to end Ms. Gustafsson's employment with the Company. Prior to October 1, 2013, Ms. Gustafsson will continue to serve in her current role until a replacement is hired, at which time she will remain with the Company to assist in transition. Ms. Gustafsson will receive certain compensation and benefits in connection with the termination of her employment. The terms of such compensation and benefits, once finalized, will be described in an amendment to this Current Report on Form 8-K. Ms. Gustafsson entered into a non-competition and non-solicitation agreement and a confidentiality and intellectual property agreement upon her employment, both of which shall continue to apply in accordance with their terms.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
(Registrant)

Date: June 4, 2013	By:	/s/	Mary Beth Gustafsson
	Name:		Mary Beth Gustafsson
	Title:		Executive Vice President, General Counsel and Secretary